Exhibit 3.912

No. 11-B	Submit in duplicate
2-75	Include License and Filing Fees**
     One or more natural persons of the age of 18 years or more may incorporate a business corporation by signing, verifying and delivering Articles of Incorporation in duplicate to the Corporation Commissioner. The procedure for the formation of business corporations is set forth in ORS 57.306 through 57.331. See ORS 57.311 for the content of Articles of Incorporation.

FILE NO. 119044

FILED
IN THE OFFICE OF THE CORPORATION
COMMISSIONER OF THE STATE OF OREGON
JAN 18 1977
FRANK J. HEALY
CORPORATION COMMISSIONER
Articles of Incorporation
     The undersigned natural person(s) of the age of eighteen years or [ILLEGIBLE] Corporators under the Oregon Business Corporation Act, adopt the following Article of Incorporation:

ARTICLE I The name of this corporation is	Source Recycling, Inc.

(The corporate name must contain the word “Corporation”, “Company”, “Incorporated” or “Limited” or an abbreviation of one of such words.)

and its duration shall be	perpetual

ARTICLE II The purpose or purposes for which the corporation is organized are:
Waste recovery and any lawful activity for which corporations may be organized under ORS Chapter 57.
(It is not necessary to set forth in the Articles any of the corporate powers enumerated in ORS 57.030 and 57.035. It is sufficient to state, either alone or with other purposes, “That the corporation may engage in any lawful activity for which corporations may be organized under ORS Chapter 57”; however, it is desirable to state the primary purpose of the corporation in conjunction with such statement.)
ARTICLE III The aggregate number of shares which the corporation shall have authority to issue is 5,000 shares $1.00 par value
(Insert statement as to par value of such shares or a statement that all of such shares are to be without par value. If there is more than one class of stock, insert a statement as to the preference, limitations and relative rights of each class.)

ARTICLE IV The address of the initial registered office of the corporation is	13th Floor, Bank, of

California Tower,	Portland, Oregon	97205

(Street and Number)	(NOTE—A P.O. Box No. is not acceptable)	(City and State)	(Zip Code)

and the name of its initial registered agent at such address is	Lee Davis Kell

ARTICLE V The number of directors constituting the initial board of directors of the corporation is one, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name	Address
(NOTE: A P.O. BOX NUMBER IS NOT ACCEPTABLE)
(Street and Number) (City and State) (Zip)
Lee Davis Kell	13th Flr. Bank of California Tower Portland, Oregon 97205
ARTICLE VI The name and address of each incorporator is:

Name	Address
(NOTE: A P.O. BOX NUMBER IS NOT ACCEPTABLE) (Street and Number) (City and State) (Zip)
Lee Davis Kell	13th Flr. Bank of California Tower Portland, Oregon 97205
ARTICLE VII (Provisions for regulation of internal affairs of the corporation as may be appropriate.)
     We, the undersigned incorporators, declare under penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief, it is true, correct and complete.

/s/ Lee Davis Kell
Lee Davis Kell

Dated January 17, 1977

**	Submit articles in duplicate original with filing and license fees as listed below. Duplicate original means both copies MUST have original signatures.

If authorized	But do not	Filing	License	Total
shares exceed	exceed	Fee	Fee	Fees
$0	$5,000	$10	$10	$20
5,000	10,000	15	15	30
10,000	25,000	20	20	40
25,000	50,000	30	30	60
50,000	100,000	50	50	100
100,000	250,000	75	75	150
250,000	500,000	100	100	200
500,000	1,000,000	125	125	250
If the authorized shares exceed $1,000,000, a $200 license fee and a $200 filing fee—totaling $400.
To determine the amount of organization fee payable by a corporation having stock without par value, but for no other purpose, such shares of stock shall be deemed equivalent to shares having a par value of $10 each.
File with Corporation Commissioner, Commerce Building, 158 12th Street N.E., Salem, Oregon 97310.

FILED
AUG 23 1999
SECRETARY OF STATE
ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION OF
SOURCE RECYCLING, INC.
          1. The name of the corporation its source Recycling, Inc.
          2. The amendments adopted to the articles of incorporation are as follows, to add the following articles to the articles of incorporation.
“ARTICLE VII. ELIMINATION OF LIABILITY
               “A. To the fullest extent permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except that this provision shall not eliminate or limit the liability of a director for any of the following:
                    “ 1. Any act or emission occurring before the date this provision becomes effective;
                    “2. Any breach of the director’s duty of loyalty to the corporation or its shareholders;
                    “3. Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
                    “4. Any distributing to shareholders that is unlawful under the Oregon Business Corporations Act or successor statute; or
                    “5. Any transaction from which the director derived an improper personal benefit.
               “B. Without limiting, the generality of the foregoing, if the provisions of applicable law are further amendment at any time, and from time to time, to authorized corporate action further eliminating the personal liability of directors and officers of the corporation, the liability, of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as so amended.
               “C. No amendment to the repeal of this Article VII, or adoption of any provision of these Articles of Incorporation inconsistent with this Article VII, or a change in the law, shall adversely after any elimination or limitation of liability, or other right or protection; this is based upon this Article VII and pertains to any act, conduct, omission, or circumstance that occurred or existed before the amendment, repeal, adoption, or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Article VII unless the change in law specifically requires the reduction or elimination. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director or officer of the corporation for or with respect to any acts or omissions before the amendment or repeal.”
“ARTICLE VIII. INDEMNIFICATION
               “D. The corporation shall indemnify, to the fullest extent permitted by law, any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action in, suit, or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation or any of its subsidiaries, or served or serves at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. Any indemnification provided pursuant to this Article VIII shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any provision of these Articles of Incorporation, the Bylaws, agreement, statute, policy of insurance, or otherwise.
               “E. Indemnification provided under this Article VIII shall continue to cover any director or officer after the person ceases to serve in that capacity and shall enure to the benefit of the person’s heirs, personal representatives, and administrators.
               “F. The right to indemnification conferred by this Article VIII shall be considered a contract right between the corporation and the person entitled to indemnity under this Article VIII.
               “G. In addition to any rights set forth above in this Article VIII, the corporation shall advance all reasonable expenses incurred by a director or officer who on behalf of the corporation is party to a proceeding, in advance of the proceeding to the fullest extent required or authorized under the law.”
          3. The date each amendment was adopted is 8/18, 1999.
Page 2 — ARTICLES OF AMENDMENT

          4. The amendments were approved by the shareholders. One thousand shares of the corporation are outstanding, 1,000 votes are entitled to be cast on the amendments, 1,000 votes were cast for the amendments, and no votes were cast against the amendments.

Source Recycling, Inc.
By	/s/ Gary A. Barton
Gary A. Barton, Vice President

Page 3 — ARTICLE OF AMENDMENT